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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BADGER METER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2007

The Annual Meeting of the Shareholders of Badger Meter, Inc. (the “Company”) will be held at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, April 27, 2007, at 8:30 a.m., local time, for the following purposes:

1. To elect two directors to three-year terms;

2. To consider approval of the Badger Meter, Inc. 2007 Director Stock Grant Plan; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Holders of record of Common Stock of the Company at the close of business on February 28, 2007, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders will be entitled to one vote per share.

Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

By Order of the Board of Directors
William R. A. Bergum, Secretary

March 16, 2007

BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. to be used at our Annual Meeting of Shareholders (the “annual meeting”), which will be held at 8:30 a.m., local time, Friday, April 27, 2007, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.

If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to us or in open meeting, or by submitting a valid proxy bearing a later date. Unless you revoke your proxy, your shares will be voted at the annual meeting.

Since you were a shareholder of record as of the close of business on February 28, 2007, you are entitled to notice of, and to vote at, the annual meeting. As of this record date, we had 14,209,505 shares of Common Stock outstanding and entitled to vote. You are entitled to one vote for each of your shares.

We commenced mailing this Proxy Statement on or about March 19, 2007.

NOMINATION AND ELECTION OF DIRECTORS

You and other holders of the Common Stock are entitled to elect two directors at the annual meeting. Directors will be elected by a plurality of votes cast at the annual meeting (assuming a quorum is present). If you do not vote your shares at the annual meeting, whether due to abstentions, broker nonvotes or otherwise, they will have no impact on the election of directors.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the two nominees for director identified below. Once elected, a director serves for a three-year term or until his successor has been duly appointed, or until his death, resignation or removal. If your shares are held in “street name” by your broker, your broker may vote your shares in its discretion on the election of directors if you do not furnish instructions.

After the annual meeting, the Board of Directors will continue to consist of eight members divided into three classes, with one class elected each year to serve for a term of three years.

The nominees of the Board of Directors for director, together with certain additional information concerning each such nominee, are identified below. Both of the nominees are current directors of the company. If either nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
TERMS EXPIRING AT THE 2010 ANNUAL MEETING

		Business Experience During	Director
Name	Age	Last Five Years	Since

Kenneth P. Manning	65	Sensient Technologies Corporation (an international producer of flavors, colors and inks): Chairman, President and Chief Executive Officer.	1996
John J. Stollenwerk	67	Allen-Edmonds Shoe Corporation (a manufacturer and marketer of shoes): Chairman.	1996

The Board unanimously recommends that our shareholders vote FOR each nominee identified above.

The directors who are not up for election this year, together with certain additional information about each, are identified below:

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT THE 2008 ANNUAL MEETING

		Business Experience During	Director
Name	Age	Last Five Years	Since

Ronald H. Dix	62	Badger Meter, Inc.: Senior Vice President — Administration. Formerly, Senior Vice President — Administration and Secretary; Senior Vice President — Administration/Human Resources and Secretary; and Vice President — Administration/Human Resources.	2005
Thomas J. Fischer	59	Fischer Financial Consulting LLC (an accounting and financial consulting firm): Principal. Formerly, Arthur Andersen LLP — Milwaukee Office: Retired Managing Partner.	2003
Richard A. Meeusen	52	Badger Meter, Inc.: Chairman, President and Chief Executive Officer. Formerly, President and Chief Executive Officer; President; and Executive Vice President — Administration.	2001

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT THE 2009 ANNUAL MEETING

		Business Experience During	Director
Name	Age	Last Five Years	Since

Ulice Payne, Jr.	51	Addison-Clifton LLC (an export consulting firm): President. Formerly, Milwaukee Brewers Baseball Club: President and Chief Executive Officer. Formerly, Foley & Lardner LLP (a law firm): Managing Partner, Milwaukee Office.	2000
Andrew J. Policano	57	Paul Merage School of Business, University of California — Irvine: Dean. Formerly, University of Wisconsin: Professor and Dean of the School of Business.	1997
Steven J. Smith	57	Journal Communications, Inc. (a diversified media and communications company): Chairman and Chief Executive Officer. Formerly, Journal Communications, Inc.: President.	2000

Certain of our directors also serve as directors of the following companies, some of which are publicly-held. Mr. Fischer is a director of Actuant Corporation, Regal Beloit Corporation and Wisconsin Energy Corporation. Mr. Manning is a director of Sensient Technologies Corporation and Sealed Air Corporation. Mr. Meeusen is a director of Menasha Corporation and First Wisconsin Bank and Trust. Mr. Payne is a director of The Northwestern Mutual Life Insurance Company, Wisconsin Energy Corporation and Midwest Air Group, Inc. Mr. Policano is a director of Rockwell Collins. Mr. Smith is a director of Journal Communications, Inc. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, The Northwestern Mutual Life Insurance Company, U.S. Bancorp and Koss Corporation.

Independence, Committees, Meetings and Attendance

Our Board of Directors has three standing committees: Audit and Compliance Committee, Corporate Governance Committee and Employee Benefit Plans Committee. The Board of Directors has adopted written charters for each committee, which are available on our website at www.badgermeter.com under the selection “Company” — “Corporate Governance” — “Committees of the Board.”

Our Board of Directors has affirmatively determined that all of the directors (other than Mr. Meeusen and Mr. Dix) are “independent” as defined in the listing standards of the American Stock Exchange. None of the independent directors had any transactions, relationships or arrangements with the company that were not otherwise disclosed in this proxy statement, and were considered by the Board in making the independence determination.

The current Board Committee assignments are:

Board Committee
	Audit and		Corporate		Employee
Director	Compliance		Governance		Benefit Plans

Richard A. Meeusen
Richard H. Dix
Thomas J. Fischer	X	*			X
Kenneth P. Manning	X		X	*
Ulice Payne, Jr.	X		X
Andrew J. Policano			X		X
Steven J. Smith	X				X	*
John J. Stollenwerk			X		X

*	Chairman of the Committee

The Audit and Compliance Committee (the “Audit Committee”) met five times in 2006. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and reports the results of their activities to the Board. The activities of the Audit Committee include employing an independent registered public accounting firm for us, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring our internal controls and preapproving and reviewing audit fees and other services performed by our independent registered public accounting firm. The Audit Committee also monitors our compliance with our policies governing activities which include but are not limited to our code of conduct and its environmental, safety, diversity, product regulation and quality processes. The Board of Directors has determined that each member of the Committee qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Corporate Governance Committee (the “Governance Committee”) met twice in 2006 and once in February 2007. The Governance Committee reviews and establishes all forms of compensation for our officers and directors and administers our compensation plans, including the various stock plans. The Committee also reviews the various management development and succession programs and adopts and maintains our Principles of Corporate Governance. In addition, the Committee selects nominees for the Board of Directors.

The Employee Benefit Plans Committee (the “Benefit Plans Committee”) met three times in 2006. The Benefit Plans Committee oversees the administration of our pension plan, employee savings and stock ownership plan, health plans and other benefit plans.

The Board of Directors held four meetings in 2006. Mr. Manning currently serves as lead outside director of the Board. During 2006, all directors attended at least 75% of the meetings of the Board of Directors and meetings of the committees held in 2006 on which they served during the period. All members of the Board of Directors attended the 2006 Annual Meeting of Shareholders. It is the Board’s policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.

Nomination of Directors

The Governance Committee has responsibility for selecting nominees for our Board of Directors. All members of the Governance Committee meet the definition of independence set forth by the American Stock Exchange. The Board of Directors has adopted a policy by which the Governance Committee will consider nominees for Board positions, as follows:

•	The Governance Committee will review potential new candidates for Board positions.

•	The Governance Committee will review each candidate’s qualifications in light of the needs of the Board and the company, considering the current mix of director attributes and other pertinent factors.

•	The minimum qualifications required of any candidate include the highest ethical standards and integrity, and sufficient experience and knowledge commensurate with our needs.

•	The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time.

•	No candidate, including current directors, may stand for reelection after reaching the age of 70.

•	There are no differences in the manner in which the Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•	To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

•	To be considered by the Governance Committee for nomination and inclusion in our proxy statement, the Board must receive shareholder recommendations for director no later than October 15 of the year prior to the relevant Annual Meeting of Shareholders.

During 2006, and as of the date of this proxy statement, the Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Governance Committee has not received any shareholder nominees for consideration at the 2007 Annual Meeting of Shareholders.

Communications with the Board of Directors

If you want to communicate with members of the Board, you should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Our process for determining how and which communications will be relayed to the Board has been approved by all of our independent directors.

Principles of Corporate Governance

Our Board of Directors has adopted the following Principles of Corporate Governance:

•	A majority of the Board members are independent directors.

•	All directors are selected on the basis of their ability to contribute to positive corporate governance through their values, knowledge and skills.

•	The Board of Directors has established a committee of independent directors who are responsible for nominating directors and assuring compliance with these corporate governance principles (the Corporate Governance Committee).

•	The Board of Directors has established the Audit and Compliance Committee, which is composed entirely of independent directors who are responsible for overseeing the audit functions and financial reporting compliance of the company. Members of the Audit and Compliance Committee have the skills, experience and financial expertise to fulfill this function.

•	The Board of Directors and committees have authority to directly hire outside consultants as needed to properly fulfill their responsibilities.

•	The independent members of the Board of Directors hold regular executive sessions without the presence of management or non-independent directors.

•	The Board of Directors has designated an independent director as the “lead outside director” to chair executive sessions and, when necessary, represent the independent directors.

•	The Board of Directors has reviewed and approved our Code of Business Conduct.

•	The Board of Directors has created an environment to promote effective corporate governance and to represent the interests of the shareholders in all matters.

RELATED PERSON TRANSACTIONS

We had no transactions during 2006, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board of Directors has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Governance Committee certain information relating to related person transactions for review, approval or ratification by the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT

Amount and Nature of Beneficial Ownership of
Common Stock

	Aggregate Number of Shares and Percent of
Name	Common Stock Beneficially Owned

AMVESCAP PLC	1,323,903	(1)
30 Finsbury Square	9.4%
London EC2A 1AG England
Marshall & Ilsley Corporation	1,027,706	(2)
770 North Water Street	7.3%
Milwaukee, WI 53202
Heartland Advisors, Inc.	797,000	(3)
789 North Water Street	5.7%
Milwaukee, WI 53202
T. Rowe Price Associates, Inc.	806,400	(4)
100 East Pratt Street	5.7%
Baltimore, MD 21202
JOW Corp.	752,000	(5)
555 East Wells Street	5.4%
Milwaukee, WI 53202

(1)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by AMVESCAP PLC and PowerShares Capital Management, LLC. The Schedule 13G indicates that such parties have sole voting and dispositive power over all of such shares.

(2)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007 by Marshall & Ilsley Corporation, Marshall & Ilsley Trust Company N.A. and M&I Investment Management Corp. The Schedule 13G indicates that Marshall & Ilsley Corporation has sole voting power over 1,008,506 of such shares and sole dispositive power over 1,007,706 of such shares, and that it has shared voting power over 19,200 of such shares and shared dispositive power over 20,000 of such shares. The Schedule 13G indicates that Marshall & Ilsley Trust Company N.A. has sole voting power over 1,007,761 of such shares and sole dispositive power over 1,006,961 of such shares, and that it has shared voting power over 19,200 of such shares and shared dispositive power over 20,000 of such shares. The Schedule 13G indicates that M&I Investment Management Corp. has sole voting power over 745 of such shares and sole dispositive power over 745 of such shares, and that it has no shared voting or dispositive power over any of such shares.

(3)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007 by Heartland Advisors, Inc. and William J. Nasgovitz. The Schedule 13G indicates that such parties have shared voting power over 749,400 of such shares and shared dispositive power over all of such shares, and that they have no sole voting or dispositive power over any of the shares.

(4)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power over 100,000 of such shares and sole dispositive power over all of such shares, and that it has no shared voting or dispositive power over any of the shares. The Schedule 13G indicates that T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 706,400 of such shares, and has no sole dispositive power or shared voting or dispositive power over any of the shares.

(5)	James O. Wright, Jr., president of JOW Corp., is a former director of the Company and the son of James O. Wright, director emeritus of Badger Meter, Inc.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 28, 2007, the number of shares of Common Stock beneficially owned and the number of exercisable options outstanding by (i) each of our directors, (ii) each of the executive officers named in the Summary Compensation Table set forth below (referred to as the named executive officers), and (iii) all of our directors and executive officers as a group. Securities and Exchange Commission rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.

Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person.

Amount and Nature of Beneficial Ownership of
Common Stock

	Aggregate
	Number of Shares
	and Percent of
	Common Stock
	Beneficially
	Owned(1)

Ronald H. Dix	316,452	(2)(3)
	2.2%
Thomas J. Fischer	47,200
	*
Kenneth P. Manning	57,400
	*
Richard A. Meeusen	303,259	(2)(4)
	2.1%
Ulice Payne, Jr.	46,400
	*
Andrew J. Policano	22,000
	*
Steven J. Smith	49,200
	*
John J. Stollenwerk	76,292	(5)
	*
Richard E. Johnson	247,599	(2)(6)
	1.7%
Dennis J. Webb	114,678	(7)
	*
Daniel D. Zandron	108,690	(8)
	*
All Directors and Executive Officers as a Group (15 persons, including those named above)	1,274,945
	9.0%

*	Less than one percent

(1)	Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which include shares from stock options currently exercisable or exercisable within 60 days of February 28, 2007.

(2)	The Badger Meter Officers’ Voting Trust (“Officers’ Trust”), of which Ronald H. Dix, Richard E. Johnson and Richard A. Meeusen are trustees, holds 109,156 shares of Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers’ Trust have the right to vote all shares of Common Stock held therein. Legally, the Officers’ Trust continues until December 18, 2022, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding

75% or more of the votes in the Officers’ Trust or by applicable law. It is our intention to eliminate the Officers’ Trust by December 31, 2010, because it no longer fulfills its original purpose of providing officers with loans to purchase Common Stock.

The Officers’ Trust had a $515,354 loan balance at February 28, 2007, that was used to assist executive officers in financing the purchase of Common Stock prior to July 2002. Loans to the Officers’ Trust are guaranteed by us and the Common Stock purchased by the executive officers using this credit facility is pledged to the Officers’ Trust to secure the loans. In compliance with the Sarbanes-Oxley Act of 2002, no loans have been made to executive officers since July 2002. Each depositor to the Trust must have sufficient shares deposited to adequately collateralize the individual officer’s loan balance. The Officers’ Trust holds shares with a value more than sufficient to cover the full credit line. Certain executive officers, including each of the named executive officers, have purchased Common Stock using this loan program.

Messrs. Dix, Johnson and Meeusen all share voting power in all of the shares deposited in the Officers’ Trust. Beneficiaries of the Officers’ Trust have sole investment power over only those shares individually deposited in the Officers’ Trust.

(3)	Ronald H. Dix has sole investment power over 37,000 shares he holds directly, 92,600 shares he owns with his spouse, 25,000 shares in the Officers’ Trust, 13,196 shares in our Employee Savings and Stock Ownership Plan, 57,800 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2007, and 6,700 shares of restricted stock. In addition, Mr. Dix shares voting power with Messrs. Meeusen and Johnson over all 109,156 shares held in the Officers’ Trust.

(4)	Richard A. Meeusen has sole investment power over 107,064 shares he holds directly, 3,319 shares in our Employee Savings and Stock Ownership Plan, 74,920 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2007, and 8,800 shares of restricted stock. In addition, Mr. Meeusen shares voting power with Messrs. Dix and Johnson over all 109,156 shares held in the Officers’ Trust.

(5)	Does not include deferred director fee holdings of 17,846 phantom stock units held by Mr. Stollenwerk under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock. When a participant chooses to exit the plan, all compensation accrued is paid out only in cash.

(6)	Richard E. Johnson has sole investment power over 28,000 shares he holds directly in an IRA, 61,192 shares he owns with his spouse, 1,551 shares in our Employee Savings and Stock Ownership Plan, 41,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2007, and 6,700 shares of restricted stock. In addition, Mr. Johnson shares voting power with Messrs. Dix and Meeusen over all 109,156 shares held in the Officers’ Trust.

(7)	Dennis J. Webb has sole investment power over 52,220 shares he holds directly, 26,012 shares of Common Stock in the Officers’ Trust, 13,736 shares in our Employee Savings and Stock Ownership Plan, 17,320 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2007, and 5,400 shares of restricted stock.

(8)	Daniel D. Zandron has sole investment power over 63,072 shares he holds directly, 9,898 shares in our Employee Savings and Stock Ownership Plan, 30,520 shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2007, and 5,200 shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policies and Procedures

Our executive compensation program for all elected officers, including each named executive officer, is administered by the Governance Committee. The Governance Committee is composed of four independent non-employee directors — Messrs. Manning (Chairman), Payne, Policano and Stollenwerk.

The compensation policies that guide the Governance Committee as it carries out its duties include the following:

•	Executive pay programs should be designed to attract and retain qualified executive officers, as well as motivate and reward performance.

•	The payment of annual incentive compensation should be directly linked to the attainment of performance goals approved by the Governance Committee.

•	Incentive programs should be designed to enhance shareholder value by utilizing stock options, restricted stock and long-term cash incentives in order to ensure that our executives are committed to our long-term success.

•	The Governance Committee should attempt to achieve a fair and competitive compensation structure by implementing both short-term and long-term plans with fixed and variable components.

In making its decisions and recommendations regarding executive compensation, the Governance Committee reviews, among other things:

•	Compensation data obtained through an independent executive compensation consulting firm for competitive businesses of similar size and similar business activity. The data considered includes information relative to both base salary and bonus data separately and on a combined basis, as well as total cash and long-term incentive compensation.

•	Our financial performance as a whole and for various product lines relative to the prior year, our budget and other meaningful financial data, such as sales, return on assets, return on equity, cash generated from operations and financial position.

•	The individual performance of each executive, including his or her achievement of performance objectives, which are established and evaluated on a discretionary basis by the Governance Committee.

•	The recommendations of the President and Chief Executive Officer with regard to the other officers.

Total Compensation

We strive to compensate our executives at competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize performance-based incentive compensation in the form of annual cash payments, equity-based awards and a long-term incentive program. To that end, total executive compensation is tied to our performance and is structured to ensure that, due to the nature of our business, there is an appropriate balance focused on our long-term versus short-term performance, and also a balance between our financial performance, individual performance of our executive officers and the creation of shareholder value. We believe that the total compensation paid or awarded to our named executive officers during 2006 was consistent with our financial performance and the individual performance of each of the named executive officers. Based on our analysis and the advice of our independent executive compensation consultants, we also believe that the compensation was reasonable in its totality and is consistent with our compensation philosophies as described above.

Elements of Compensation

The compensation program for our executive officers involves base salaries, benefits, short-term annual cash incentive bonuses and a long-term incentive program using stock options, restricted stock and cash incentives.

Base Salary.  Salary rates and benefit levels are established for each officer by the Governance Committee, using data supplied by an independent executive compensation consulting firm on organizations of similar size and business activity. The compensation data incorporates privately-held as well as publicly-held companies of similar size, and has a broad definition of similar business activity, thereby providing a more comprehensive basis for evaluating compensation relative to those companies that compete with us for executives. The data includes salaries, benefits, total cash compensation, long-term incentive compensation and total compensation. In establishing the compensation of each officer, including the President and Chief Executive Officer, the Governance Committee is given a five-year history, which sets forth the base salary, short-term incentive awards, and long-term compensation of each officer. Our policy is to pay executives at market, with appropriate adjustments for performance and levels of responsibility. The Governance Committee has consistently applied this policy and procedure with respect to base salaries for the past 16 years.

Base salary increases for our executive officers approved as of February 1, 2007, by the Governance Committee ranged from 4.9% to 10.0% percent. The President and Chief Executive Officer’s compensation increased 10.0% percent. The other named executive officers received base salary increases of 5.0% each for Messrs. Johnson and Dix, 5.2% for Mr. Webb and 4.9% for Mr. Zandron. These increases were based on an evaluation of the factors set forth above relative to each individual’s circumstances and performance and are believed to be fair and competitive. The Governance Committee believes that each of these individual increases is appropriate and necessary to maintain competitive salary levels and to recognize the contribution of each named executive officer to our financial success.

Annual Bonus Plan.  Our annual bonus plan is designed to promote the maximization of shareholder value over the long term. The plan is intended to provide a competitive level of compensation when the executive officers achieve their performance objectives. Under the annual bonus plan, the target bonus is 60% of the President and Chief Executive Officer’s base salary and 50% – 55% of the base salary for all other named executive officers. The targets set pursuant to the bonus plan are comprised of two components — a financial factor based on the attainment of a certain level of earnings before interest and taxes and predetermined individual performance objectives. Examples of performance objectives for 2006 included maintaining expenses within budgeted amounts, achieving planned sales goals, completing new product development and new facility projects on time and on budget, development of new alliances, and successful discontinuance of the French operations.

The Governance Committee approves the target level of earnings used for the financial component of the determination of an executive’s bonus at the beginning of each year. For 2006, the financial factor was based on achieving an increase in Earnings Before Interest and Taxes (EBIT) of 12.7% over the 2005 EBIT, at which point the maximum bonus could be paid. No bonus was to be paid if 2006 EBIT did not increase over the 2005 EBIT, and the bonus was to be pro-rated for any increase up to 12.7%. The Governance Committee has the discretion to adjust these EBIT factors based on unusual events, such as acquisitions or losses on discontinued operations. For 2006, the Governance Committee decided that certain write-downs and charges in connection with the liquidation of a French subsidiary would not be included in the 2006 EBIT calculation for the named executive officers, although the regular operating losses incurred by the French subsidiary through August 31, 2006 would be included in the calculation. The Governance Committee believes that such an adjustment was appropriate for the named executive officers in light of their overall contribution to our positive performance in 2006 and the fact that the liquidation was an unusual event. As a result, bonuses were paid for 2006 to Messrs. Meeusen, Dix, Johnson, Webb and Zandron, all of whom would not have received bonuses based on a strict application of the financial factor. Bonuses paid for 2006 were approximately 68% of target bonus amounts.

The target bonus may also be adjusted up or down 10 percent depending on an individual’s attainment of performance objectives. The Governance Committee has the authority to adjust the total amount of any yearly bonus award on a discretionary basis. No adjustments were made for 2006.

Long-Term Incentive Plan (“LTIP”).  Our long-term incentive compensation program consists of a combination of stock option awards, restricted stock awards and cash incentives. This program presents an opportunity for officers and other key employees to gain or increase their equity interests in our stock. Each named executive officer is expected to hold common stock equal to at least two-times his or her annual base salary. Although no formal deadline has been established, new officers are generally expected to achieve this level of stock ownership within a reasonable time, but in any event, within six years of joining us. Each named executive officer has achieved the targeted level of stock ownership.

Stock options and restricted stock awards are granted annually to the officers and other key employees at amounts determined each year by the Governance Committee. All of the stock options and restricted stock awards are granted at the market price on the date of grant. Since 2003, the Governance Committee has granted all such annual awards on the first Friday of May in each year, and has priced all such awards at the closing price of the common stock on that date. The Governance Committee has established that date to avoid any inference of timing such awards to the release of material non-public information. If material non-public information is pending on the first Friday of May in any year, then the Governance Committee will select a new date for awarding stock options and restricted stock for that year.

In addition to stock options and restricted stock awards, our LTIP provides a cash bonus to all officers, including the named executive officers. The current LTIP is based on a three-year performance period (2006-2008), and provides for the payment of a cash bonus in May of 2009 if certain diluted earnings per share (EPS) targets for the combined three year period are met. For the 2006-2008 period, no incentive will be paid if the combined diluted EPS is below $3.415, and the full incentive will be paid if the combined diluted EPS reaches or exceeds $3.795. The incentive payment will be prorated for any EPS amount between these targets. The Governance Committee may, at its discretion, adjust these targets or the achieved EPS for unusual factors, such as acquisitions or losses on discontinued operations. For 2006, the Governance Committee has determined that certain write-downs and charges in connection with the liquidation of a French subsidiary will not be included in the final incentive calculation. Additionally, all EPS amounts in this discussion have been adjusted for the June 15, 2006 two-for-one stock split.

Other Benefits

Salary Deferral Plan.  Our officers, including each of the named executive officers, are eligible to participate in a salary deferral plan described in Note 1 of the “Nonqualified Deferred Compensation Table” below. The Governance Committee believes that it is appropriate to offer this program to enable the officers to better manage their taxable income and retirement planning. Based on its analysis and the advice of our independent executive compensation consultants, the Governance Committee believes that this program is competitive with comparable programs offered by other companies.

Supplemental Retirement Plans.  We offer various supplemental retirement plans to certain employees, including certain named executive officers. The purpose of these plans is to compensate the employees for pension reductions caused by salary deferrals or by regulatory limitations on qualified plans. Also, there are nonqualified supplemental executive retirement plans for Messrs. Meeusen, Dix and Johnson, which are designed to enhance their regular retirement programs. The Governance Committee believes that these supplemental retirement plans are appropriate to attract and retain qualified executives. For more information on these plans, see the narrative discussion that follows the “Pension Benefits Table” below.

Additional benefits.  Each named executive officer receives the use of a vehicle (or a car allowance) for both personal and business purposes. We also pay certain club dues for Mr. Meeusen and tax gross-ups on life insurance benefits and long-term disability benefits for Messrs. Meeusen, Dix and Johnson. All named executive officers participate in the Badger Meter, Inc. Employee Savings and Stock Ownership Plan and other benefit and pension plans provided to all U.S. employees.

Section 162(m) Limitations.  It is anticipated that all 2006 compensation to executive officers will be fully deductible under Section 162(m) of the Code and therefore the Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

Summary Compensation Table

The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (2) the dollar value of the compensation cost of all stock and option awards recognized over the requisite service period, computed in accordance with FAS 123(R); (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the year; (5) all other compensation for the year; and (6) the dollar value of total compensation for the year. The named executive officers are our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers as of December 31, 2006 (each of whose total cash compensation exceeded $100,000 for fiscal year 2006).

2006 Summary Compensation Table (all amounts in $)

						Change in
						Pension
						Value and
					Non-Equity	Non-Qualified
			Stock	Option	Incentive Plan	Deferred	All Other
		Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name & Principal Position	Salary	(1)	(2)	(3)	(4)	(5)	(6)	Total

Richard A. Meeusen —	375,802	153,101	59,506	42,506	53,333	76,650	15,007	775,905
Chairman, President & CEO
Richard E. Johnson —	239,053	89,272	45,459	29,638	44,444	44,173	14,156	506,195
Sr. Vice President — Finance, CFO and Treasurer
Ronald H. Dix —	239,053	89,272	45,459	29,477	44,444	195,676	15,318	658,699
Sr. Vice President — Administration
Dennis J. Webb —	209,062	71,012	36,646	23,289	35,556	45,781	14,109	435,455
Vice President — Sales, Marketing & Engineering
Daniel D. Zandron —	203,140	68,983	35,250	23,545	35,556	47,509	14,062	428,045
Vice President — Business Development

(1)	Bonus amounts represent bonuses earned during 2006 that were paid in February of 2007 under the bonus program described above in the “Compensation Discussion and Analysis.”

(2)	These amounts reflect the dollar value of the compensation cost of all outstanding stock awards recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123(R). The assumptions made in valuing the stock awards are included under the caption “Stock-Based Compensation Plans” in Note 1 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K and such information is incorporated herein by reference.

(3)	These amounts reflect the dollar value of the compensation cost of all outstanding option awards recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123(R). The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 1 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K and such information is incorporated herein by reference.

(4)	“Non-Equity Incentive Plan Compensation” represents the current year earnings under our LTIP, as previously described. The three-year plan has no targets for the individual years. These amounts represent one-third of the total payment, assuming achievement of the three-year EPS target.

(5)	“Change in Pension Value and Non-Qualified Deferred Compensation” includes the 2006 aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under our defined benefit pension plans and supplemental pension plans, using the same assumptions and measurements dates used for financial reporting purposes with respect to our audited financial statements. The increases were $76,650 for

Mr. Meeusen, $44,107 for Mr. Johnson, $195,347 for Mr. Dix, $44,844 for Mr. Webb and $47,509 for Mr. Zandron. Also, the amounts include $66 for Mr. Johnson, $329 for Mr. Dix and $937 for Mr. Webb, representing earnings on deferred compensation in excess of 120% of applicable federal long-term rates.

(6)	“All Other Compensation” includes the following items:

a.	Contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP) for Messrs. Meeusen, Johnson, Dix, Webb and Zandron of $3,750 each.
b.	Dividends on restricted stock of $2,233 for Mr. Meeusen, $1,687 for Mr. Johnson, $1,687 for Mr. Dix, $1,359 for Mr. Webb and $1,312 for Mr. Zandron.
c.	Vehicle usage or allowance of $5,649 for Mr. Meeusen, $7,584 for Mr. Johnson, $7,954 for Mr. Dix, $9,000 for Mr. Webb and $9,000 for Mr. Zandron.

d.	Long-term disability benefits for Messrs. Meeusen, Johnson and Dix of $712 each.

e.	Tax-gross up on life insurance benefits for Messrs. Meeusen, Johnson and Dix of $663, $423 and $1,215, respectively.

f.	Club dues for Mr. Meeusen of $2,000.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2006, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period. There are no equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FAS 123(R).

Grants of Plan-Based Awards for 2006

						All Other
					All Other	Option
					Stock	Awards:
					Awards:	Number of	Exercise	Grant Date
		Estimated Future Payouts Under			Number of	Securities	Price of	Fair Value of
		Non-Equity Incentive Plan Awards(1)			Restricted	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Shares	Options	Awards	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	($/share)	($)

Richard A. Meeusen		0	160,000	160,000
	May 5, 2006				6,600			207,306
	May 5, 2006					5,400	31.41	62,748
Richard E. Johnson		0	133,333	133,333
	May 5, 2006				5,200			163,332
	May 5, 2006					3,600	31.41	41,832
Ronald H. Dix		0	133,333	133,333
	May 5, 2006				5,200			163,332
	May 5, 2006					3,600	31.41	41,832
Dennis J. Webb		0	106,667	106,667
	May 5, 2006				4,200			131,922
	May 5, 2006					3,000	31.41	34,860
Daniel D. Zandron		0	106,667	106,667
	May 5, 2006				4,000			125,640
	May 5, 2006					2,400	31.41	27,888

(1)	“Estimated Future Payout Under Non-Equity Incentive Plan Awards” relates to the LTIP described under the “Compensation Discussion and Analysis.”

Stock Awards represent the fair value of restricted stock awards granted to each NEO on May 5, 2006 under the 2005 Restricted Stock Grant Plan and valued as of the closing price of the Common Stock on that date ($31.41 per share). The restricted shares vest 100% after three years from the date of grant. Dividends on the restricted shares are accrued during the vesting period and paid to the recipient upon full vesting of the shares. Option Awards represent the fair value of stock options granted to each NEO on May 5, 2006. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 1 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K and such information is incorporated herein by reference. Similar to Stock Awards, all options were granted on May 5, 2006, with an exercise price set at the closing price of the Common Stock on that date ($31.41 per share). All option awards vest over five years. The fair value of $11.62 per option was computed under the Black-Scholes option pricing model, using the following assumptions: risk-free interest rate of 5%; dividend yield of .96%; expected market price volatility factor of 34%, and a weighted average expected life of 5.4 years. All unvested awards, except those granted in 2005, are forfeited on retirement or termination of employment for cause or otherwise. The awards are not subject to any performance-based or other material conditions.

Outstanding Equity Awards At Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards As Of December 31, 2006

	Option Awards(1)				Stock Awards(1)
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares of	of Shares of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options (#)	Options (#)	Exercise	Option	Have Not	Have Not
Name	Exercisable	Unexercisable(2)	Price ($)	Expiration Date	Vested (#)(2)	Vested ($)

Richard A. Meeusen	10,000	0	7.13	May 18, 2011
	32,000	8,000	5.75	Jan. 29, 2012
	23,600	23,200	7.00	May 2, 2013
	1,320	5,280	18.33	May 9, 2015
	0	5,400	31.41	May 5, 2016	8,800	243,760
Richard E. Johnson	4,000	0	7.13	May 18, 2011
	14,400	4,800	5.75	Jan. 29, 2012
	16,900	17,100	7.00	May 2, 2013
	900	3,600	18.33	May 9, 2015
	0	3.600	31.41	May 5, 2016	6,700	185,590
Ronald H. Dix	14,000	0	10.06	July 16, 2009
	20,000	0	7.13	May 18, 2011
	3,700	4,800	5.75	Jan. 29, 2012
	16,900	17,100	7.00	May 2, 2013
	900	3,600	18.33	May 9, 2015
	0	3.600	31.41	May 5, 2016	6,700	185,590
Dennis J. Webb	0	4,000	5.75	Jan. 29, 2012
	12,600	12,600	7.00	May 2, 2013
	720	2,880	18.33	May 9, 2015
	0	3,000	31.41	May 5, 2016	5,400	149,580
Daniel D. Zandron	4,000	0	7.13	May 18, 2011
	8,000	4,000	5.75	Jan. 29, 2012
	13,800	13,400	7.00	May 2, 2013
	720	2,880	18.33	May 9, 2015
	0	2,400	31.41	May 5, 2016	5,200	144,040

(1)	There were no stock or option awards outstanding for any of the named executive officers as of December 31, 2006 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(2)	Restricted stock awards vest 100% after three years from date of grant. A portion of the stock options with an expiration date of May 2, 2013, vest at a rate of 25% per year, starting May 2, 2006, with full vesting on May 2,

2009. The exercisable and unexercisable portion of those options are 3,200 and 9,600 for Mr. Meeusen, 2,500 and 7,500 for Mr. Dix, 2,500 and 7,500 for Mr. Johnson, 1,800 and 5,400 for Mr. Webb and 1,800 and 5,400 for Mr. Zandron. All other stock options vest as follows:

Expiration Date	Grant Date	Vesting Term	Full Vesting

July 16, 2009	July 16, 1999	20% per year	July 16, 2004
May 18, 2011	May 18, 2001	20% per year	May 18, 2006
Jan. 29, 2012	Jan. 29, 2002	20% per year	Jan. 29, 2007
May 2, 2013	May 2, 2003	20% per year	May 2, 2008
May 9, 2015	May 9, 2005	20% per year	May 9, 2010
May 5, 2016	May 5, 2006	20% per year	May 5, 2011

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised and the stock awards that vested during the last fiscal year for each of the named executive officers on an aggregate basis.

Option Exercises and Stock Vested During 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Richard A. Meeusen	31,808	717,198
Richard E. Johnson	18,600	402,798
Ronald H. Dix	13,996	299,483
Dennis J. Webb	34,604	720,903
Daniel D. Zandron	18,884	442,271

(1)	For further details regarding options and restricted stock, see the description of long-term incentive plans in the “Compensation Discussion and Analysis.”

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of the named executive officers are included under the caption “Pension Plans” in Note 7 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K, and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the company’s audited financial statements for the year ended December 31, 2006. The table also reports any pension benefits paid to each named executive officer during the year.

Pension Benefits As Of December 31, 2006

			Present Value of
		Number of Years	Accumulated	Payments
Name	Plan Name	Credited Service	Benefit ($)	During 2006 ($)

Richard A. Meeusen	Qualified Pension Plan	11	138,894	0
	Non-qualified Unfunded Supplemental Retirement Plan	11	108,963	0
	Non-qualified Unfunded Executive Supplemental Plan	11	56,065	0

			Present Value of
		Number of Years	Accumulated	Payments
Name	Plan Name	Credited Service	Benefit ($)	During 2006 ($)

Richard E. Johnson	Qualified Pension Plan	6	67,033	0
	Non-qualified Unfunded Supplemental Retirement Plan	6	26,775	0
	Non-qualified Unfunded Executive Supplemental Plan	6	35,491	0
Ronald H. Dix	Qualified Pension Plan	25	714,494	0
	Non-qualified Unfunded Supplemental Retirement Plan	25	360,468	0
	Non-qualified Unfunded Executive Supplemental Plan	25	299,434	0
Dennis J. Webb	Qualified Pension Plan	22	265,856	0
	Non-qualified Unfunded Supplemental Retirement Plan	22	32,714	0
Daniel D. Zandron	Qualified Pension Plan	27	337,208	0
	Non-qualified Unfunded Supplemental Retirement Plan	27	32,725	0

Qualified Pension Plan

We maintain a defined benefit pension plan covering all domestic salaried employees including each named executive officer. Prior to 1997, the pension plan was a traditional defined benefit plan with benefits based on a final average pay formula. In 1997, the pension plan was modified to become a “cash balance” plan. Mr. Dix, because of his age and service, has the choice of receiving a cash balance or obtaining retirement benefits according to the prior pension plan’s final average pay formula, which has been retained under the modified pension plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996. The other named executive officers are not eligible to participate in the prior pension plan and therefore all participate in the cash balance plan.

All prior pension plan participants, including Mr. Dix, are eligible for “normal retirement” at age 65 and for “early retirement” at age 55 with ten or more years of service. Mr. Dix is currently eligible for early retirement. The other named executive officers participate in the cash balance plan, under which benefits are not affected by age or years of service.

Under the cash balance plan, Messrs. Meeusen, Johnson, Webb and Zandron each have an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base and certain transitional benefits based on years of service at the time of the pension plan conversion. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities.

Mr. Dix’s pension benefits will be computed under the prior pension plan formula. The monthly pension at normal retirement (age 65) under this formula is equal to (i) the sum of (A) nine-tenths percent (0.9%) of the participant’s average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant’s years of service, not to exceed 30, and (B) six-tenths percent (0.6%) of the participant’s average monthly compensation in excess of covered compensation, (ii) multiplied by the participant’s years of service, not to exceed 30.

Non-Qualified Unfunded Supplemental Retirement Plan

Since benefits under our pension program are based on taxable earnings, any deferral of salary or bonus can result in a reduction of pension benefits. To correct for this reduction, participants in the salary deferral program also participate in a non-qualified unfunded supplemental retirement benefit plan designed to compensate for reduced pension benefits caused by the deferral of salary. Benefits under this plan represent the difference between normal pension benefits that the officer would have earned if no salary had been deferred, and the reduced benefit level due to the salary deferral.

IRS regulations limit the amount of compensation to be considered in qualified pension benefit calculations to $220,000 in 2006, and varying amounts for prior years. Any employee, including any named executive officer, whose compensation is in excess of the IRS limits also participates in the non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there were no compensation limit. These benefits are included in the table above.

Non-Qualified Unfunded Executive Supplemental Plans

Messrs. Meeusen and Johnson participate in an unfunded non-qualified supplemental executive retirement plan. This is a defined contribution plan, under which we contribute annually 7.5% of each participant’s annual salary. Participants may elect a lump-sum payout or annual installments up to ten years. Interest is credited monthly on the beginning of the year balance at the prime rate of interest.

Mr. Dix participates in an unfunded non-qualified executive supplemental retirement plan. This is a defined benefit plan, which provides for the payment of 20% of his final monthly salary for 120 months after retirement.

Non-Qualified Deferred Compensation

The following table sets forth annual executive and company contributions under non-qualified defined contribution and other deferred compensation plans, as well each named executive officer’s withdrawals, earnings and fiscal-year end balances in those plans.

Non-Qualified Deferred Compensation for 2006 ($)

	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions	Aggregate Earnings	Withdrawals/	at December 31,
Name	2006(1)(2)	in 2006	in 2006(2)	Distributions	2006

Richard A. Meeusen	—	—	—	—	—
Richard E. Johnson	26,296	—	3,717	—	78,140
Ronald H. Dix	14,343	—	745	—	21,249
Dennis J. Webb	—	—	10,661	—	176,135
Daniel D. Zandron	—	—	—	—	—

(1)	All officers, including the named executive officers, are permitted to participate in a Salary Deferral Plan. Under this plan, officers may elect to defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Participants may elect to defer payment for a specified period of time or until retirement or separation from service. Participants may also elect a lump-sum payout or annual installments up to ten years. Interest is credited quarterly on the deferred balances at an annual interest rate equal to the sum of the five-year U.S. Treasury constant maturities rate of interest plus one and one-half percent.

(2)	All executive contributions shown in the above table are also included in the “2006 Summary Compensation Table” as part of salary, along with the portion of the 2006 earnings shown in the above table that are considered above-market (as quantified in Note 5 to the “2006 Summary Compensation Table”).

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (each a KEESA) with certain key executive officers, including each named executive officer, whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the named executive officer’s employment with us terminates (whether by us, the named executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the named executive officer that (a) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (b) any such termination of employment by the named executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control.

There are two forms of the KEESA. The KEESA for the Chairman, President and Chief Executive Officer provides for payment of salary and annual incentive compensation for three years, as well as the actuarial equivalent of the additional retirement benefits the executive officer would have earned had he remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services and financial planning counseling. The KEESA for all other named executive officers provides for payment of two years’ salary and annual incentive compensation, along with two years’ coverage pursuant to the other benefits set forth above. Any named executive officer who receives compensation under the KEESA is restricted from engaging in competitive activity for a period of six months after termination and is required to maintain appropriate confidentiality relative to all company information.

For purposes of each KEESA a “change in control” is deemed to have occurred if (1) any person (other than the company or any of its subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of stock in the company) is or becomes the beneficial owner, directly or indirectly, of 20% or more of our voting securities; or (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 31, 1999, constituted the Board of Directors and any new director whose appointment or election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on July 31, 1999 or whose appointment, election or nomination for election was previously so approved; or (3) our shareholders approve a merger, consolidation or share exchange of the company with any other corporation or approve the issuance of our voting securities in connection with a merger, consolidation or share exchange of the company, with limited exceptions; or (4) our shareholders approve a plan of complete liquidation or dissolution of the company or an agreement for the sale or disposition by us of all or substantially all of our assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by us of all or substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the company immediately prior to such sale.

For purposes of each KEESA “good reason” means that the named executive officer has determined in good faith that any of the following events has occurred: (1) any breach of the KEESA by us other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we promptly remedy; (2) any reduction in the named executive officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the named executive officer in effect at any time during the 180-day period prior to the change in control or, to the extent more favorable to the named executive officer, those in effect after the change in control; (3) a material adverse change, without the named executive officer’s prior written consent, in the named executive officer’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control or, to the extent more favorable to the named executive officer, those in effect after the change in control; (4) the relocation of the named executive officer’s principal place of employment to a location more than 35 miles from the named executive officer’s principal place of employment on the date 180 days prior to the change in control; (5) we require the named executive officer to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control; (6) we terminate the named executive officer’s employment after a change in control without delivering the required notice, in specified circumstances.

The following table describes the potential payments upon termination or a change of control. This table assumes the named executive officer’s employment was terminated on December 29, 2006, the last business day of our prior fiscal year.

KEESA Benefits If Exercised At December 31, 2006 ($)

			Medical
			Dental
Name	Salary and Bonus	Retirement Benefits	Life	Other	Total

Richard A. Meeusen	1,811,040	65,046	48,869	15,000	1,939,955
Richard E. Johnson	744,000	27,189	31,046	15,000	817,235
Ronald H. Dix	744,000	129,863	31,046	15,000	919,909
Dennis J. Webb	630,000	31,212	30,712	15,000	706,924
Daniel D. Zandron	612,000	37,515	30,645	15,000	695,160

Director Compensation

The following table summarizes the director compensation for 2006 for all of our non-employee directors. Messrs. Meeusen and Dix do not receive any additional compensation for their services as directors beyond the amounts previously disclosed in the Summary Compensation Table.

Director Compensation for 2006 ($)

	Fees Earned or Paid	Stock Awards	Total
Name	in Cash	(1)

Thomas J. Fischer	35,333	37,008	72,341
Kenneth P. Manning	35,333	37,008	72,341
Ulice Payne, Jr.	32,128	37,008	69,136
Andrew J. Policano	28,333	37,008	65,341
Steven J. Smith	33,333	37,008	70,341
John J. Stollenwerk	28,333	37,008	65,341

(1)	Each director was awarded 1,200 shares of common stock on April 28, 2006, and the grant date fair value of this award, as determined pursuant to FAS 123R, was $30.84. This column reflects the value of that award. There were no other stock awards or options granted in 2006, and no other awards that fully or partially vested in 2006. As of December 31, 2006, the outstanding number of option awards for directors were: Mr. Fischer (30,400), Mr. Manning (6,400), Mr. Payne (30,400), Mr. Policano (13,400), Mr. Smith (32,400) and Mr. Stollenwerk (6,400). There were no outstanding stock awards at December 31, 2006.

Retainer and Meeting Fees.  Non-employee directors receive a $5,750 quarterly retainer, $1,500 for each Board of Directors meeting attended and $1,000 for each committee meeting attended. In addition, they are reimbursed for out-of-pocket travel, lodging and meal expenses. The chairman of the Audit and Compliance Committee receives an annual fee of $4,000. All other committee chairmen and the lead outside director each receive an annual fee of $2,000.

All non-employee directors also received an annual stock grant of 1,200 shares, granted and valued at the closing price of the common stock on the date of grant. The 2006 stock grant was valued at $30.84, after adjustment for the June 16, 2006 two-for-one stock split.

Badger Meter Deferred Compensation Plan for Directors.  Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash account of the Badger Meter Deferred Compensation Plan for Directors.

Our directors do not participate in any stock option plans, incentive plans or pension plans, and receive no perquisites, benefits or other forms of compensation, other than as disclosed above.

Governance Committee Report

The Governance Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Corporate Governance Committee
  Kenneth P. Manning, Chairman
  Ulice Payne, Jr.
  Andrew J. Policano
  John J. Stollenwerk

Audit and Compliance Committee Report

The Audit and Compliance Committee (referred to as the Audit Committee) is established by the Board of Directors (referred to as the Board) for the primary purpose of assisting the Board in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditors, and our system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee is made up of a group of independent directors and is required to meet at least quarterly and report to the Board regularly. It met five times in 2006.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the American Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The Board evaluates the independence of the directors on at least an annual basis. All four members of the Audit Committee have been determined by the Board to be financial experts as defined by Securities and Exchange Commission rules. The Audit Committee acts under a written charter available on our website at www.badgermeter.com.

Our management (“management”) has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management our audited financial statements as of and for the year ended December 31, 2006, including discussion regarding the propriety of the application of accounting principles by us, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed our audited 2006 financial statements with our independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles.

Ernst & Young LLP provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (regarding independence discussions with audit committees), and the Audit Committee discussed with Ernst and Young LLP the firm’s independence from management and the company, including the matters in those written disclosures.

Prior to the audits, the Audit Committee discussed with Ernst & Young LLP and the company’s internal auditors the overall scope and plans for their respective audits. Ernst and Young LLP conducted their independent audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their audit examinations, their evaluations of our internal controls, and the overall quality of our financial reporting, as well as the matters required to be discussed by the Statement on Auditing Standards No. 61 (regarding communication with audit committees), as amended, that were not otherwise covered and other professional standards and regulatory requirements as currently in effect.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2006 for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee have approved the foregoing report.

Audit and Compliance Committee
  Thomas J. Fischer, Chairman
  Kenneth P. Manning
  Ulice Payne, Jr.
  Steven J. Smith

CORPORATE GOVERNANCE COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The Corporate Governance Committee met twice during 2006. There were no Corporate Governance Committee interlocks.

2007 DIRECTOR STOCK GRANT PLAN PROPOSAL

General

The Board of Directors approved the Badger Meter, Inc. 2007 Director Stock Grant Plan (the “2007 Director Plan”) on February 23, 2007, subject to approval by our shareholders. The 2007 Director Plan, if approved by our shareholders, will become effective as of the date of the annual meeting and will allow us to make annual grants of Common Stock to our non-employee directors. The following summary description of the 2007 Director Plan is qualified in its entirety by reference to the full text of the 2007 Director Plan, which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2007 Director Plan is to promote the best interests of the company and its shareholders by providing a means to attract and retain outstanding independent directors and to provide opportunities for additional stock ownership by such directors which will increase their proprietary interest in us and, consequently, their identification with the interests of our shareholders.

Administration

The 2007 Director Plan will be administered and reviewed by the Corporate Governance Committee (the “Committee”) of the Board of Directors. The Committee will consist of not less than three members of the Board of Directors, each of whom must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has authority to adopt such rules and regulations for carrying out the 2007 Director Plan as it may deem proper and in our best interests. The interpretation by the Committee of any provision of the 2007 Director Plan or any related documents will be final.

Stock Subject to the Plan

The total number of shares of Common Stock available for awards under the 2007 Director Plan will be 30,000, subject to adjustment as set forth below. Shares of Common Stock to be granted under the 2007 Director Plan will be made available from presently authorized and issued but not outstanding shares held by us as treasury shares.

Grants of Stock

Commencing with the annual meeting, each of our directors who is not an employee of the company will receive a grant of whole shares of Common Stock annually on the first business day following the annual meeting of our shareholders equal to $40,000, divided by the closing market price for a share of Common Stock on the date of grant, rounded down to the nearest whole share. Awards made under the 2007 Director Plan may be evidenced by a Common Stock certificate or such other manner as the Committee may deem appropriate.

Restrictions on Transfer

Shares of Common Stock acquired under the 2007 Director Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, or except in a transaction which, in the opinion of our legal counsel, is exempt from registration under the Securities Act of 1933.

Adjustments

In the event of any change in the Common Stock, whether by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under the 2007 Director Plan will be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the 2007 Director Plan.

Amendment and Termination

The Board may amend the 2007 Director Plan at any time or from time to time in any manner that the Board may deem appropriate, subject to applicable law. The 2007 Director Plan will terminate on such date as may be determined by the Board of Directors

Certain Federal Income Tax Consequences

A director will generally recognize ordinary income under the 2007 Director Plan at the time the shares of Common Stock are granted in an amount equal to the then fair market value of the Common Stock. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the director recognizes income. Any otherwise taxable disposition of shares of Common Stock thereafter will generally result in capital gain or loss (long-term or short-term, depending on the length of time the shares are held).

Equity Compensation Plan Information as of December 31, 2006

			Securities
			Remaining Available
	Securities to be	Weighted-Average	for Future Issuance
	Issued upon	Exercise Price of	under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights (#)	Rights ($)	in Column 1) (#)

Equity compensation plans approved by security holders
STOCK OPTION PLANS:
1989 Plan	0	0	0
1993 Plan	5,200	9.38	0
1995 Plan	54,280	8.03	0
1997 Plan	280,172	7.83	5,816
1999 Plan	359,500	7.91	18,560
2003 Plan	218,200	9.48	527,000
2002 DIRECTOR STOCK
GRANT PLAN:	N/A	N/A
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	917,352	8.27	551,376

New Plan Benefits

If the 2007 Director Plan is approved by our shareholders, then each non-employee director will receive a grant of shares of Common Stock equal to $40,000, divided by the closing market price for a share of Common Stock on the date of grant, rounded down to the nearest whole share, on the first business day following the annual meeting.

On February 28, 2007, the last sale price per share of the Common Stock on the American Stock Exchange was $29.51.

Vote Required

The affirmative vote of a majority of the votes represented and voted at the annual meeting (assuming a quorum is present) is required to approve the 2007 Director Plan. If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted FOR the 2007 Director Plan. Any shares not voted at the annual meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the 2007 Director Plan will have no impact on the vote.

The Board unanimously recommends that our shareholders vote FOR the 2007 Director Plan.

PRINCIPAL ACCOUNTING FIRM FEES

Ernst & Young LLP, our independent auditors for many years, has been selected to audit us and our subsidiaries for 2007. Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years is as follows:

	2006	2005

Audit(1)	$520,400	$560,100
Audit Related(2)	15,000	10,000
Tax	0	0
All other Fees	0	0

Total Fees	$535,400	$570,100

(1)	Includes annual financial statement audit, review of our quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Includes primarily internal control consultations in both years.

As part of its duties, the Audit Committee pre-approves services provided by Ernst & Young LLP. In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, the Audit Committee has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. No additional non-audit services will be performed without the Committee’s prior approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors to file reports concerning the ownership of our equity securities with the Securities and Exchange Commission and us. Based solely on a review of the copies of such forms furnished to us, we believe that all reports required by Section 16(a) to be filed by us on behalf of our insiders were filed on a timely basis.

OTHER MATTERS

We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its fiscal year ended December 31, 2006. The Form 10-K is posted on our Web site at www.badgermeter.com. We will provide a copy of this Form 10-K without exhibits to each person who is a record or beneficial holder of shares of Common Stock on the record date for the annual meeting. We will provide a copy of the exhibits without charge to each person who is a record or beneficial holder of shares of Common Stock on the record date for the annual meeting who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, Wisconsin 53224-9536; (414) 355-0400.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report to shareholders and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.

The cost of solicitation of proxies will be borne by us. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by us for out-of-pocket and reasonable clerical expenses.

The Board of Directors does not intend to present at the annual meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the annual meeting by others. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

A shareholder wishing to include a proposal in the proxy statement for the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must forward the proposal to our Secretary by November 19, 2007.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2008 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in our Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to our Secretary not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 between January 13, 2008 and February 12, 2008, then the notice will be considered untimely and we will not be required to present such proposal at the 2008 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2008 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power with respect to such proposal.

William R. A. Bergum
  Secretary

March 16, 2007

APPENDIX A

BADGER METER, INC.

2007 DIRECTOR STOCK GRANT PLAN

1. Purpose.  The purpose of the Badger Meter, Inc. 2007 Director Stock Grant Plan (“Plan”) is to promote the best interests of Badger Meter, Inc. (“Company”) and its shareholders by providing a means to attract and retain outstanding independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

2. Administration.  The Plan shall be administered by the Corporate Governance Committee (the “Committee”) of the Board of Directors (“Board”) as such Committee may be constituted from time to time, subject to oversight by the Board. The Committee shall consist of not less than three members of the Board selected by the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Committee of any provision of the Plan or any related documents shall be final.

3. Stock Subject to the Plan.  Subject to adjustment in accordance with the provisions of Paragraph 6, the total number of shares of the Company’s Common Stock, $1 par value (including the associated Common Share Purchase Rights) (“Common Stock”), available for awards under the Plan shall be Thirty Thousand (30,000). Shares of Common Stock to be delivered under the Plan shall be from presently authorized and issued but not outstanding shares of Common Stock which are held by the Company as treasury shares. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, the fractional share of Common Stock shall be disregarded.

4. Grants of Stock.  Commencing with the 2007 annual meeting of shareholders of the Company, each Company director who is not an employee of the Company or any subsidiary of the Company shall receive a Director Stock Grant (as defined below) annually on the first business day following the annual meeting of shareholders of the Company. “Director Stock Grant” shall mean such number of whole shares of Common Stock equal to Forty Thousand Dollars ($40,000), divided by the closing market price for a share of Common Stock on the date of grant, rounded down to the nearest whole share. Awards made under the Plan shall be evidenced by a Stock Award Agreement and such other appropriate documentation as the Committee may prescribe. Any shares of Common Stock granted pursuant to the Plan to a director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

5. Restrictions on Transfer.  Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended (“1933 Act”), or except in a transaction which, in the opinion of the Company’s legal counsel, is exempt from registration under the 1933 Act. All certificates evidencing shares acquired pursuant to a Director Grant shall bear an appropriate legend evidencing such transfer restriction. The Committee may require each person receiving a Director Grant to execute and deliver a written representation that such person is acquiring the shares of Common Stock without a view to the distribution thereof.

6. Adjustment Provisions.  In the event of any change in the Common Stock, whether by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate

A-1

number of shares available under the Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

7. Amendment of the Plan.  The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate, subject to applicable law.

8. Governing Law.  The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal law of the State of Wisconsin and applicable federal law.

9. Effective Date and Term of Plan.  Assuming approval of the Plan by the shareholders of the Company at the 2007 annual meeting of shareholders, (i) the Plan shall be effective as of that date and (ii) no further grants shall be made pursuant to the Company’s 2002 Director Stock Grant Plan (although the adjustment and similar provisions of such plan shall continue to be operative). The Plan shall terminate on such date as may be determined by the Board.

A-2

PROXY
2007 ANNUAL MEETING OF SHAREHOLDERS
BADGER METER, INC.
     The undersigned hereby appoints Richard A. Meeusen, Ronald H. Dix and William R.A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on Friday, April 27, 2007, at Badger Meter, Inc., 4545 W. Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m., local time, and any adjournments or postponements thereof, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponements thereof hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of the nominees listed and FOR approval of the 2007 Director Stock Grant Plan. This Proxy is being solicited on behalf of the Board of Directors.
COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.
BADGER METER, INC. 2007 ANNUAL MEETING
1.	ELECTION OF DIRECTORS:
THREE-YEAR TERM:     1 — Kenneth P. Manning     2 — John J. Stollenwerk

FOR WITHHOLD AUTHORITY
(INSTRUCTION: To withhold authority to vote for a nominee, write the nominee’s name in the space provided below.)
2.	Approval of the Badger Meter, Inc. 2007 Director Stock Grant Plan;
FOR                               AGAINST                               ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Date	, 2007

Please sign exactly as your name appears on your stock certificate as shown directly to the left. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.